1Q 2017 Earnings Release and Supplemental Information

2223 NE Creek Pkwy – Raleigh-Durham, North Carolina

800 Cottontail Ln – Somerset, New Jersey

CyrusOne

Built for Tomorrow. Ready Today.

Quarter Ending March 31, 2017

1Q 2017 Earnings Release and Supplemental Information

Table of Contents

Earnings Release.. 3
Company Profile and Analyst Coverage.. 8
Consolidated Statements of Operations.. 9
Consolidated Balance Sheets 10
Consolidated Statements of Operations (5 quarters).....................................11
Consolidated Balance Sheets (5 quarters) 12
Consolidated Statements of Cash Flow 13
NOI and Reconciliation of Net Income (Loss) to Adjusted EBITDA and NOI.. 14
Reconciliation of Net Income (Loss) to FFO and Normalized FFO...............15
Market Cap Summary, Reconciliation of Net Debt, and Debt Schedule 16
Colocation Square Footage (CSF) and Utilization 17
2017 Guidance 18
Data Center Portfolio 19
NRSF Under Development / Land Available for Future Development 21
Leasing Statistics - Lease Signings...22
Customer Sector Diversification 23
Lease Distribution 24
Lease Expirations 25

Quarter Ending March 31, 2017

CyrusOne

Built for Tomorrow. Ready Today.

Exhibit 99.1
CyrusOne Reports First Quarter 2017 Earnings
Signed $32 Million in Annualized GAAP Revenue
Year-over-Year Revenue Growth of 27% and Adjusted EBITDA Growth of 29%
Increasing Normalized FFO per share Guidance Range

DALLAS (May 3, 2017) - CyrusOne Inc. (NASDAQ: CONE), a premier global data center REIT, today announced first quarter 2017 earnings.

Highlights

Category	1Q’17	H/(L) vs. 1Q’16
Revenue	$149.3 million	27%
Net income / (loss)	$(30.4) million	n/m
Adjusted EBITDA	$80.7 million	29%
Normalized FFO	$61.2 million	33%
Net income / (loss) per share	$(0.36)	n/m
Normalized FFO per share	$0.72	14%

•	Leased 18 megawatts (MW) and 148,000 colocation square feet (CSF) in the first quarter totaling $32 million in annualized GAAP revenue, the fourth highest leasing quarter in the company’s history

–	Signed a company record 480 leases in the first quarter, 22% higher than the previous record of 392 leases

•	Backlog of $44 million in annualized GAAP revenue as of the end of the first quarter, representing more than $290 million in total contract value

•
Closed the previously announced acquisition of two data centers from Sentinel Data Centers and have substantially integrated into the portfolio, establishing a presence in the Southeast and enhancing geographic and customer diversification

•
Added nine Fortune 1000 companies as new customers (four through first quarter leasing, five through the acquisition), increasing the total number of Fortune 1000 customers to 190 as of the end of the quarter

•	Closed an $800 million senior notes financing, consisting of $500 million of 5.000% Senior Notes with a 7-year term and $300 million of 5.375% Senior Notes with a 10-year term

“We had one of the strongest bookings quarters in the company’s history and signed a record number of leases, reflecting broad demand for our product offering from both cloud and enterprise customers,” said Gary Wojtaszek, president and chief executive officer of CyrusOne. “Our revised guidance highlights the continued strength of our business, and we maintain a robust sales funnel supported by a development pipeline to meet demand across our markets. We also strengthened our balance sheet and debt maturity profile through the successful $800 million notes offering.”

First Quarter 2017 Financial Results

Net loss was $(30.4) million for the first quarter, driven by a $36.2 million loss on extinguishment of debt related to the repurchase or early redemption of the 6.375% Senior Notes due 2022, which were refinanced with new notes having a lower coupon. This compares to net income of $5.6 million in the same period in 2016. Normalized Funds From Operations (Normalized FFO)1 was $61.2 million for the first quarter, compared to $45.9 million in the same period in 2016, an increase of 33%. Net loss per basic and diluted common share2 was $(0.36) in the first quarter of 2017, compared to net income of $0.07 per basic and diluted common share in the same period in 2016. Normalized FFO per basic and diluted common share was $0.72 in the first quarter of 2017, an increase of 14% over first quarter 2016.

Revenue was $149.3 million for the first quarter, compared to $117.8 million for the same period in 2016, an increase of 27%. The increase in revenue was driven primarily by a 53% increase in leased CSF and additional interconnection services. Net operating income (NOI)3 was $97.0 million for the first quarter, compared to $77.5 million in the same period in 2016, an increase of 25%. Adjusted EBITDA4 was $80.7 million for the first quarter, compared to $62.7 million in the same period in 2016, an increase of 29%.

Leasing Activity

CyrusOne leased approximately 18 MW of power and 148,000 CSF in the first quarter, representing $2.6 million in monthly recurring rent inclusive of the monthly impact of installation charges, or approximately $32 million in annualized GAAP revenue5 excluding estimates for pass-through power. The weighted average lease term of the new leases based on square footage is 103 months (8.6 years), and the weighted average remaining lease term of CyrusOne’s portfolio is 57 months (taking into account the impact of the backlog), more than double the weighted average remaining lease term of the portfolio at the time of the Company’s initial public offering. Recurring rent churn6 for the first quarter was 1.4%, compared to 1.3% for the same period in 2016.

Portfolio Utilization and Development

In the first quarter, the Company completed construction on approximately 236,000 CSF and 45 MW of power capacity in San Antonio, Northern Virginia and Chicago, increasing total CSF across 39 data centers to approximately 2,477,000 CSF. This represents an increase of 869,000 CSF, or 54%, from March 31, 2016. CSF utilization7 as of the end of the first quarter was 92% for stabilized properties8 and 88% overall. The Company has development projects underway in Northern Virginia, Phoenix, Dallas, Chicago, San Antonio and Cincinnati that are expected to add approximately 604,000 CSF and 94 MW of power capacity.

Balance Sheet and Liquidity

As of March 31, 2017, the Company had gross assets totaling approximately $4.2 billion, an increase of approximately 41% over gross assets as of March 31, 2016. CyrusOne had $1,755.0 million of long term debt9, cash and cash equivalents of $20.4 million, and $586.5 million available under its unsecured revolving credit facility as of March 31, 2017. Net debt9 was $1,747.0 million as of March 31, 2017, approximately 28% of the Company's total enterprise value of $6.3 billion, or 5.0x Adjusted EBITDA for the last quarter annualized (after adjusting to reflect a full quarter EBITDA contribution from the Sentinel data centers based on March results). Available liquidity10 was $606.9 million as of March 31, 2017.

On March 17, 2017, CyrusOne closed an $800 million senior notes offering, consisting of $500 million of 5.000% Senior Notes due 2024 and $300 million of 5.375% Senior Notes due 2027. Proceeds were used to repurchase and redeem all of the Company’s outstanding 6.375% Senior Notes due 2022 and pay down borrowings under the revolving credit facility. The transaction extended the Company’s weighted average debt term to 6.2 years.

Dividend

On February 22, 2017, the Company announced a dividend of $0.42 per share of common stock for the first quarter of 2017. The dividend was paid on April 13, 2017, to stockholders of record at the close of business on March 31, 2017.

Additionally, today the Company is announcing a dividend of $0.42 per share of common stock for the second quarter of 2017. The dividend will be paid on July 14, 2017, to stockholders of record at the close of business on June 30, 2017.

Land Acquisition in Pacific Northwest

Subsequent to the end of the first quarter of 2017, CyrusOne exercised its option to purchase 48 acres of land in Quincy, Washington. The purchase positions the Company to offer what it believes to be one of the lowest cost data center solutions in the country and extends its geographic presence to the Pacific Northwest.

Guidance

CyrusOne is updating guidance for full year 2017, increasing the ranges for Revenue, Adjusted EBITDA, Normalized FFO per diluted common share, and Capital Expenditures. The annual guidance provided below represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base, and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided below due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

Category	Original 2017 Guidance(1)	Revised 2017 Guidance(1)
Total Revenue	$663 - 678 million	$666 - 681 million
Base Revenue	$588 - 598 million	$591 - 601 million
Metered Power Reimbursements	$75 - 80 million	$75 - 80 million
Adjusted EBITDA	$359 - 369 million	$364 - 374 million
Normalized FFO per diluted common share	$2.85 - 2.95	$2.95 - 3.05
Capital Expenditures	$550 - 600 million	$600 - 650 million
Development	$545 - 590 million	$595 - 640 million
Recurring	$5 - 10 million	$5 - 10 million

(1)Full year 2017 guidance includes the impact of the Sentinel data center acquisition from 3/1-12/31.

Upcoming Conferences and Events

•	Jefferies Global Technology Investor Conference on May 9-10 in Miami, Florida

•	Morgan Stanley Investor Meeting and Data Center Tour on May 10 in Chicago, Illinois

•	Cowen and Company 45th Annual Technology, Media & Telecom Conference on May 31-June 1 in New York City

•	NAREIT’s REITWeek Conference on June 6-8 in New York City

Conference Call Details

CyrusOne will host a conference call on May 4, 2017, at 11:00 AM Eastern Time (10:00 AM Central Time) to discuss its results for the first quarter of 2017. A live webcast of the conference call and the presentation to be made during the call will be available under the “Investor Relations” tab in the “Events and Presentations” section of the Company's website at http://investor.cyrusone.com/events.cfm. The U.S. conference call dial-in number is 1-844-492-3731, and the international dial-in number is 1-412-542-4121. A replay will be available one hour after the conclusion of the earnings call on May 4, 2017, through May 18, 2017. The U.S. toll-free replay dial-in number is 1-877-344-7529 and the international replay dial-in number is 1-412-317-0088. The replay access code is 10104124.

Safe Harbor
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as "expects," "anticipates," "predicts," "projects," "intends," "plans," "believes," "seeks," "estimates," "continues," "endeavors," "strives," "may," variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including CyrusOne's Form 10-K report, Form 10-Q reports, and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures that management believes are helpful in understanding the Company's business, as further discussed within this press release. These financial measures, which include Funds From Operations, Normalized Funds From Operations, Adjusted EBITDA, Net Operating Income, Adjusted Net Operating Income, and Net Debt should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables that accompany this release and are available in the Investor Relations section of www.cyrusone.com.

Management uses FFO, Normalized FFO, Adjusted EBITDA, NOI, and Adjusted NOI as supplemental performance measures because they provide performance measures that, when compared year over year, capture trends in occupancy rates, rental rates and operating costs. The Company also believes that, as widely recognized measures of the performance of real estate investment trusts (REITs) and other companies, these measures will be used by investors as a basis to compare its operating performance with that of other companies. Other companies may not calculate these measures in the same manner, and, as presented, they may not be comparable to others. Therefore, FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should be considered only as supplements to net income as measures of our performance. FFO, Normalized FFO, NOI, Adjusted NOI, and Adjusted EBITDA should not be used as measures of liquidity or as indicative of funds available to fund the Company's cash needs, including the ability to pay dividends. These measures also should not be used as substitutes for cash flow from operating activities computed in accordance with U.S. GAAP.
1Normalized Funds From Operations (Normalized FFO) is defined as Funds From Operations (FFO) plus amortization of customer relationship intangibles, transaction and acquisition integration costs, legal claim costs and lease exit costs, and other special items including loss on extinguishment of debt and severance and management transition costs, as appropriate. FFO is net (loss) income computed in accordance with U.S. GAAP before real estate depreciation and amortization and Asset impairments and loss on disposal. Because the value of the customer relationship intangibles is inextricably connected to the real estate acquired, CyrusOne believes the amortization of such intangibles and impairments of such intangibles is analogous to real estate depreciation and impairments; therefore, the Company adds the customer relationship intangible amortization and impairments back for similar treatment with real estate depreciation and impairments. The Company believes its Normalized FFO calculation provides a comparable measure to that used by others in the industry. However, other REITs may not calculate Normalized FFO in the same manner. Accordingly, the Company’s Normalized FFO may not be comparable to others.
2Net loss per common share is defined as net loss divided by the weighted average common shares outstanding for the period, which were 83,978,977 for the first quarter of 2017.
3Net Operating Income (NOI) is defined as revenue less property operating expenses. Amortization of deferred leasing costs is presented in depreciation and amortization, which is excluded from NOI. CyrusOne has not historically incurred any tenant improvement costs. Our sales and marketing costs consist of salaries and benefits for our internal sales staff, travel and entertainment, office supplies, marketing and advertising costs. General and administrative costs include salaries and benefits of our senior management and support functions, legal and consulting costs, and other administrative costs. Marketing and advertising costs are not property-specific, rather these costs support our entire portfolio. As a result, we have excluded these marketing and advertising costs from our NOI calculation, consistent with the treatment of general and administrative costs, which also support our entire portfolio. From time to time, there may be non-recurring costs in property operating expenses, and as a result the Company may present Adjusted Net Operating Income (Adjusted NOI) to exclude the impacts of those costs.
4Adjusted EBITDA is defined as net income (loss) as defined by U.S. GAAP plus interest expense, income tax (benefit) expense, depreciation and amortization, stock-based compensation, transaction and integration costs, severance and management transition costs, asset impairments and (gain) loss on disposals, lease exit costs, legal claim costs and other special items. Other companies may not calculate Adjusted EBITDA in the same manner. Accordingly, the Company's Adjusted EBITDA as presented may not be comparable to others.

5Annualized GAAP revenue is equal to monthly recurring rent, defined as average monthly contractual rent during the term of the lease plus the monthly impact of installation charges, multiplied by 12. It can be shown both inclusive and exclusive of the Company’s estimate of customer reimbursements for metered power.
6Recurring rent churn is calculated as any reduction in recurring rent due to customer terminations, service reductions or net pricing decreases as a percentage of rent at the beginning of the period, excluding any impact from metered power reimbursements or other usage-based billing.

7Utilization is calculated by dividing CSF under signed leases for available space (whether or not the contract has commenced billing) by total CSF. CSF Utilized differs from CSF Leased presented in the Data Center Portfolio table because the utilization rate includes CSF for signed leases that have not commenced billing.
8Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized.
9Long term debt and net debt exclude adjustments for deferred financing costs. Net debt provides a useful measure of liquidity and financial health. The Company defines net debt as long-term debt and capital lease obligations, offset by cash, cash equivalents, and temporary cash investments.
10Liquidity is calculated as cash, cash equivalents, and temporary cash investments on hand, plus the undrawn capacity on CyrusOne's revolving credit facility.

About CyrusOne

CyrusOne (NASDAQ: CONE) is a high-growth real estate investment trust (REIT) specializing in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 970 customers, including 190 Fortune 1000 companies.

CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise and cloud customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 39 data centers worldwide.

# # #

Investor Relations:
Michael Schafer
Vice President, Capital Markets & Investor Relations
972-350-0060
investorrelations@cyrusone.com

Company Profile

CyrusOne (NASDAQ: CONE) specializes in highly reliable enterprise-class, carrier-neutral data center properties. The Company provides mission-critical data center facilities that protect and ensure the continued operation of IT infrastructure for more than 970 customers, including 190 Fortune 1000 companies. CyrusOne's data center offerings provide the flexibility, reliability, and security that enterprise customers require and are delivered through a tailored, customer service-focused platform designed to foster long-term relationships. CyrusOne is committed to full transparency in communication, management, and service delivery throughout its 39 data centers worldwide.

•	Best-in-Class Sales Force

•	Flexible Solutions that Scale as Customers Grow

•	Massively Modular® Engineering with Data Hall Builds in 12-16 Weeks

•	Focus on Operational Excellence and Superior Customer Service

•	Proven Leading-Edge Technology Delivering Power Densities up to 900 Watts per Square Foot

•	National IX Replicates Enterprise Data Center Architecture

Corporate Headquarters	Senior Management
2101 Cedar Springs Road, Ste. 900	Gary Wojtaszek, President and CEO	Robert Jackson, EVP General Counsel & Secretary
Dallas, Texas 75201	Diane Morefield, EVP & Chief Financial Officer	John Hatem, EVP Design, Construction & Operations
Phone: (972) 350-0060	Kevin Timmons, Chief Technology Officer	Blake Hankins, Chief Information Officer
Website: www.cyrusone.com	Tesh Durvasula, Chief Commercial Officer	John Gould, EVP Global Sales
	Jonathan Schildkraut, EVP & Chief Strategy Officer	Brent Behrman, EVP Strategic Sales
	Kellie Teal-Guess, EVP & Chief People Officer	Amitabh Rai, Senior VP & Chief Accounting Officer

Analyst Coverage

Firm	Analyst	Phone Number
Bank of America Merrill Lynch	Michael J. Funk	(646) 855-5664
Barclays	Amir Rozwadowski	(212) 526-4043
Citi	Mike Rollins	(212) 816-1116
Cowen and Company	Colby Synesael	(646) 562-1355
Deutsche Bank	Vin Chao	(212) 250-6799
Gabelli & Company	Sergey Dluzhevskiy	(914) 921-8355
Guggenheim Securities, LLC	Robert Gutman	(212) 518-9148
Jefferies	Jonathan Petersen	(212) 284-1705
J.P. Morgan	Richard Choe	(212) 622-6708
KeyBanc Capital Markets	Jordan Sadler	(917) 368-2280
Morgan Stanley	Simon Flannery	(212) 761-6432
Macquarie Capital (USA) Inc.	Andrew DeGasperi	(212) 231-0649
MUFG Securities	Stephen Bersey	(212) 405-7032
RBC Capital Markets	Jonathan Atkin	(415) 633-8589
Raymond James	Frank G. Louthan IV	(404) 442-5867
Stifel	Matthew S. Heinz, CFA	(443) 224-1382
SunTrust Robinson Humphrey	Greg Miller	(212) 303-4169
UBS	John C. Hodulik, CFA	(212) 713-4226
Wells Fargo	Eric Luebchow	(312) 630-2386

CyrusOne Inc.
Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

	Three Months
	Ended March 31,		Change
	2017	2016	$	%
Revenue:
Base revenue and other	$134.2	$106.5	$27.7	26%
Metered power reimbursements	15.1	11.3	3.8	34%
Revenue	149.3	117.8	31.5	27%
Costs and expenses:
Property operating expenses	52.3	40.3	12.0	30%
Sales and marketing	4.9	4.0	0.9	23%
General and administrative	15.8	14.0	1.8	13%
Depreciation and amortization	55.7	39.3	16.4	42%
Transaction and acquisition integration costs	0.6	2.3	(1.7)	(74)%
Loss on disposal	0.2	—	0.2	n/m
Total costs and expenses	129.5	99.9	29.6	30%
Operating income	19.8	17.9	1.9	11%
Interest expense	13.6	12.1	1.5	12%
Loss on extinguishment of debt	36.2	—	36.2	n/m
Net (loss) income before income taxes	(30.0)	5.8	(35.8)	n/m
Income tax expense	(0.4)	(0.2)	(0.2)	100%
Net (loss) income attributed to common stockholders	$(30.4)	$5.6	$(36.0)	n/m
(Loss) income per share - basic and diluted	$(0.36)	$0.07	$(0.43)	n/m

CyrusOne Inc.
Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	Change
	2017	2016	$	%
Assets
Investment in real estate:
Land	$155.8	$142.7	$13.1	9%
Buildings and improvements	1,274.9	1,008.9	266.0	26%
Equipment	1,427.9	1,042.9	385.0	37%
Construction in progress	385.1	407.1	(22.0)	(5)%
Subtotal	3,243.7	2,601.6	642.1	25%
Accumulated depreciation	(625.9)	(578.5)	(47.4)	8%
Net investment in real estate	2,617.8	2,023.1	594.7	29%
Cash and cash equivalents	20.4	14.6	5.8	40%
Rent and other receivables, net	89.4	83.3	6.1	7%
Restricted cash	0.6	—	0.6	n/m
Goodwill	455.1	455.1	—	—%
Intangible assets, net	217.0	150.2	66.8	44%
Other assets	143.5	126.1	17.4	14%
Total assets	$3,543.8	$2,852.4	$691.4	24%
Liabilities and Equity
Accounts payable and accrued expenses	$268.2	$227.1	$41.1	18%
Deferred revenue	93.3	76.7	16.6	22%
Capital lease obligations	12.4	10.8	1.6	15%
Long-term debt, net	1,731.8	1,240.1	491.7	40%
Lease financing arrangements	134.5	135.7	(1.2)	(1)%
Total liabilities	2,240.2	1,690.4	549.8	33%
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—%
Common stock, $.01 par value, 500,000,000 shares authorized and 87,725,494 and 83,536,250 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	0.9	0.8	0.1	13%
Additional paid in capital	1,620.5	1,412.3	208.2	15%
Accumulated deficit	(316.5)	(249.8)	(66.7)	27%
Accumulated other comprehensive loss	(1.3)	(1.3)	—	—%
Total stockholders’ equity	1,303.6	1,162.0	141.6	12%
Total liabilities and equity	$3,543.8	$2,852.4	$691.4	24%

CyrusOne Inc.
Consolidated Statements of Operations
(Dollars in millions, except per share amounts)
(Unaudited)

For the three months ended:	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Revenue:
Base revenue and other	$134.2	$123.2	$128.8	$118.2	$106.5
Metered power reimbursements	15.1	14.2	15.0	11.9	11.3
Revenue	149.3	137.4	143.8	130.1	117.8
Costs and expenses:
Property operating expenses	52.3	47.8	54.6	44.8	40.3
Sales and marketing	4.9	4.0	4.7	4.2	4.0
General and administrative	15.8	17.9	13.9	14.9	14.0
Depreciation and amortization	55.7	49.3	50.6	44.7	39.3
Transaction and acquisition integration costs	0.6	0.4	1.2	0.4	2.3
Asset impairments and loss on disposal	0.2	5.3	—	—	—
Total costs and expenses	129.5	124.7	125.0	109.0	99.9
Operating income	19.8	12.7	18.8	21.1	17.9
Interest expense	13.6	11.4	13.8	11.5	12.1
Loss on extinguishment of debt	36.2	—	—	—	—
Net (loss) income before income taxes	(30.0)	1.3	5.0	9.6	5.8
Income tax expense	(0.4)	(0.5)	(0.6)	(0.5)	(0.2)
Net (loss) income attributed to common stockholders	$(30.4)	$0.8	$4.4	$9.1	$5.6
(Loss) income per share - basic and diluted	$(0.36)	$0.01	$0.05	$0.11	$0.07

CyrusOne Inc.
Consolidated Balance Sheets
(Dollars in millions)
(Unaudited)

	March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	2016	2016	2016
Assets
Investment in real estate:
Land	$155.8	$142.7	$143.1	$122.9	$98.8
Buildings and improvements	1,274.9	1,008.9	1,009.3	995.2	942.0
Equipment	1,427.9	1,042.9	976.9	917.8	715.6
Construction in progress	385.1	407.1	304.0	178.9	327.7
Subtotal	3,243.7	2,601.6	2,433.3	2,214.8	2,084.1
Accumulated depreciation	(625.9)	(578.5)	(546.4)	(503.2)	(467.2)
Net investment in real estate	2,617.8	2,023.1	1,886.9	1,711.6	1,616.9
Cash and cash equivalents	20.4	14.6	11.0	13.2	87.7
Rent and other receivables, net	89.4	83.3	73.0	66.4	67.1
Restricted cash	0.6	—	—	0.3	0.7
Goodwill	455.1	455.1	455.1	453.4	453.4
Intangible assets, net	217.0	150.2	155.8	160.6	165.5
Other assets	143.5	126.1	114.5	105.8	92.2
Total assets	$3,543.8	$2,852.4	$2,696.3	$2,511.3	$2,483.5
Liabilities and Equity
Accounts payable and accrued expenses	$268.2	$227.1	$214.6	$163.7	$196.2
Deferred revenue	93.3	76.7	72.5	71.7	76.4
Capital lease obligations	12.4	10.8	11.9	10.9	11.5
Long-term debt, net	1,731.8	1,240.1	1,065.7	1,096.2	1,010.3
Lease financing arrangements	134.5	135.7	141.9	144.3	147.0
Total liabilities	2,240.2	1,690.4	1,506.6	1,486.8	1,441.4
Equity:
Preferred stock, $.01 par value, 100,000,000 authorized; no shares issued or outstanding	—	—	—	—	—
Common stock, $.01 par value, 500,000,000 shares authorized and 87,725,494 and 83,536,250 shares issued and outstanding at March 31, 2017 and December 31, 2016, respectively	0.9	0.8	0.8	0.8	0.8
Additional paid in capital	1,620.5	1,412.3	1,408.9	1,215.7	1,212.0
Accumulated deficit	(316.5)	(249.8)	(218.8)	(191.5)	(170.3)
Accumulated other comprehensive loss	(1.3)	(1.3)	(1.2)	(0.5)	(0.4)
Total stockholders' equity	1,303.6	1,162.0	1,189.7	1,024.5	1,042.1
Total liabilities and equity	$3,543.8	$2,852.4	$2,696.3	$2,511.3	$2,483.5

CyrusOne Inc.
Consolidated Statements of Cash Flow
(Dollars in millions)
(Unaudited)

	Three Months Ended March 31, 2017	Three Months Ended March 31, 2016
Cash flows from operating activities:
Net (loss) income	$(30.4)	$5.6
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	55.7	39.3
Non-cash interest expense and change in interest accrual	(1.0)	0.9
Stock-based compensation expense	3.7	3.0
Provision for bad debt	—	0.1
Loss on extinguishment of debt	36.2	—
Loss on disposal	0.2	—
Change in operating assets and liabilities:
Rent receivables and other assets	(20.0)	6.2
Accounts payable and accrued expenses	(4.9)	—
Deferred revenues	15.7	(2.3)
Net cash provided by operating activities	55.2	52.8
Cash flows from investing activities:
Capital expenditures – asset acquisitions, net of cash acquired	(492.3)	(131.1)
Capital expenditures – other development	(182.5)	(78.5)
Changes in restricted cash	(0.6)	0.8
Net cash used in investing activities	(675.4)	(208.8)
Cash flows from financing activities:
Issuance of common stock	211.0	256.0
Dividends paid	(32.4)	(22.8)
Borrowings from credit facility	440.0	320.0
Payments on credit facility	(270.0)	(305.0)
Payments on senior notes	(474.8)	—
Proceeds from issuance of debt	800.0	—
Payments on capital leases and lease financing arrangements	(2.3)	(3.1)
Debt issuance costs	(8.8)	(2.1)
Payment of debt extinguishment costs	(30.3)	—
Tax payment upon exercise of equity awards	(6.4)	(13.6)
Net cash provided by financing activities	626.0	229.4
Net increase in cash and cash equivalents	5.8	73.4
Cash and cash equivalents at beginning of period	14.6	14.3
Cash and cash equivalents at end of period	$20.4	$87.7

Supplemental disclosures
Cash paid for interest, net of amount capitalized	$18.3	$6.2
Cash paid for income taxes	—	0.1
Capitalized interest	3.6	2.1
Non-cash investing and financing activities
Acquisition and development of properties in accounts payable and other liabilities	174.3	111.9
Dividends payable	37.7	31.5
Debt issuance cost payable	1.5	—

CyrusOne Inc.
Net Operating Income and Reconciliation of Net (Loss) Income to Adjusted EBITDA
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	$	%	2017	2016	2016	2016	2016
Net Operating Income
Revenue	$149.3	$117.8	$31.5	27%	$149.3	$137.4	$143.8	$130.1	$117.8
Property operating expenses	52.3	40.3	12.0	30%	52.3	47.8	54.6	44.8	40.3
Net Operating Income (NOI)	$97.0	$77.5	$19.5	25%	$97.0	$89.6	$89.2	$85.3	$77.5
NOI as a % of Revenue	65.0%	65.8%			65.0%	65.2%	62.0%	65.6%	65.8%
Reconciliation of Net (Loss) Income to Adjusted EBITDA:
Net (loss) income	$(30.4)	$5.6	$(36.0)	n/m	$(30.4)	$0.8	$4.4	$9.1	$5.6
Interest expense	13.6	12.1	1.5	12%	13.6	11.4	13.8	11.5	12.1
Income tax expense	0.4	0.2	0.2	100%	0.4	0.5	0.6	0.5	0.2
Depreciation and amortization	55.7	39.3	16.4	42%	55.7	49.3	50.6	44.7	39.3
Transaction and acquisition integration costs	0.6	2.3	(1.7)	(74)%	0.6	0.4	1.2	0.4	2.3
Legal claim costs	0.2	0.2	—	—%	0.2	0.4	0.2	0.3	0.2
Stock-based compensation	3.7	3.0	0.7	23%	3.7	3.0	2.3	3.2	3.0
Severance and management transition costs	0.5	—	0.5	n/m	0.5	1.9	—	—	—
Loss on extinguishment of debt	36.2	—	36.2	n/m	36.2	—	—	—	—
Asset impairments and loss on disposals	0.2	—	0.2	n/m	0.2	5.3	—	—	—
Adjusted EBITDA	$80.7	$62.7	$18.0	29%	$80.7	$73.0	$73.1	$69.7	$62.7
Adjusted EBITDA as a % of Revenue	54.1%	53.2%			54.1%	53.1%	50.8%	53.6%	53.2%

CyrusOne Inc.
Reconciliation of Revenue to Net Operating Income to Net (Loss) Income
(Dollars in millions)
(Unaudited)

	Three Months Ended
	March 31,		Change
	2017	2016	$	%
Revenue	$149.3	$117.8	$31.5	27%
Property operating expenses	52.3	40.3	12.0	30%
Net Operating Income	$97.0	$77.5	$19.5	25%
Sales and marketing	4.9	4.0	0.9	23%
General and administrative	15.8	14.0	1.8	13%
Depreciation and amortization	55.7	39.3	16.4	42%
Transaction and acquisition integration costs	0.6	2.3	(1.7)	(74)%
Loss on disposal	0.2	—	0.2	n/m
Interest expense	13.6	12.1	1.5	12%
Loss on extinguishment of debt	36.2	—	36.2	n/m
Income tax expense	0.4	0.2	0.2	100%
Net (loss) income	$(30.4)	$5.6	$(36.0)	n/m

CyrusOne Inc.
Reconciliation of Net (Loss) Income to FFO and Normalized FFO
(Dollars in millions)
(Unaudited)

	Three Months Ended				Three Months Ended
	March 31,		Change		March 31,	December 31,	September 30,	June 30,	March 31,
	2017	2016	$	%	2017	2016	2016	2016	2016
Reconciliation of Net (Loss) Income to FFO and Normalized FFO:
Net (loss) income	$(30.4)	$5.6	$(36.0)	n/m	$(30.4)	$0.8	$4.4	$9.1	$5.6
Real estate depreciation and amortization	48.7	33.0	15.7	48%	48.7	42.0	44.2	38.4	33.0
Asset impairments and loss on disposal	0.2	—	0.2	n/m	0.2	5.3	—	—	—
Funds from Operations (FFO)	$18.5	$38.6	$(20.1)	(52)%	$18.5	$48.1	$48.6	$47.5	$38.6

Loss on extinguishment of debt	36.2	—	36.2	n/m	36.2	—	—	—	—
Amortization of customer relationship intangibles	5.2	4.8	0.4	8%	5.2	5.6	4.8	4.9	4.8
Transaction and acquisition integration costs	0.6	2.3	(1.7)	(74)%	0.6	0.4	1.2	0.4	2.3
Severance and management transition costs	0.5	—	0.5	n/m	0.5	1.9	—	—	—
Legal claim costs	0.2	0.2	—	—%	0.2	0.4	0.2	0.3	0.2
Normalized Funds from Operations (Normalized FFO)	$61.2	$45.9	$15.3	33%	$61.2	$56.4	$54.8	$53.1	$45.9
Normalized FFO per diluted common share	$0.72	$0.63	$0.09	14%	$0.72	$0.68	$0.67	$0.67	$0.63
Weighted Average diluted common shares outstanding	84.5	72.8	11.7	16%	84.5	82.9	81.3	79.0	72.8

Additional Information:
Amortization of deferred financing costs	1.0	0.9	0.1	11%	1.0	1.1	1.0	1.1	0.9
Stock-based compensation	3.7	3.0	0.7	23%	3.7	3.0	2.3	3.2	3.0
Non-real estate depreciation and amortization	1.8	1.5	0.3	20%	1.8	1.7	1.6	1.4	1.5
Deferred revenue and straight line rent adjustments	(9.4)	(2.0)	(7.4)	n/m	(9.4)	(2.5)	(10.7)	(5.0)	(2.0)
Leasing commissions	(3.9)	(1.9)	(2.0)	105%	(3.9)	(3.8)	(3.0)	(3.4)	(1.9)
Recurring capital expenditures	(1.5)	(0.9)	(0.6)	67%	(1.5)	(1.9)	(1.7)	(0.9)	(0.9)

CyrusOne Inc.
Market Capitalization Summary, Reconciliation of Net Debt, and Debt Schedule
(Unaudited)

Market Capitalization

(dollars in millions)	Shares or Equivalents Outstanding	Market Price as of March 31, 2017	Market Value Equivalents (in millions)
Common shares	87,725,494	$51.47	$4,515.2
Net Debt			1,747.0
Total Enterprise Value (TEV)			$6,262.2

Reconciliation of Net Debt

(dollars in millions)	March 31,	December 31
	2017	2016
Long-term debt(a)	$1,755.0	$1,262.3
Capital lease obligations	12.4	10.8
Less:
Cash and cash equivalents	(20.4)	(14.6)
Net Debt	$1,747.0	$1,258.5

(a)Excludes adjustment for deferred financing costs.

Debt Schedule (as of March 31, 2017)

(dollars in millions)
Long-term debt:	Amount	Interest Rate	Maturity Date
5.000% senior notes due 2024	$500.0	5.000%	March 2024
5.375% senior notes due 2027	300.0	5.375%	March 2027
Revolving credit facility	405.0	L + 155 bps	November 2021(a)
Term loan	300.0	2.48%	January 2022
Term loan	250.0	2.48%	September 2021
Total long-term debt(b)	$1,755.0	3.69%

Weighted average term of debt:	6.2	years

(a)	Assuming exercise of one-year extension option.

(b)	Excludes adjustment for deferred financing costs.

CyrusOne Inc.
Colocation Square Footage (CSF) and Utilization
(Unaudited)

	As of March 31, 2017		As of December 31, 2016		As of March 31, 2016
Market	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)	Colocation Space (CSF)(a)	CSF Utilized(b)
Dallas	431,287	87%	431,287	83%	347,926	93%
Cincinnati	386,556	91%	386,508	92%	386,484	91%
Northern Virginia	356,751	100%	277,629	100%	74,653	100%
Houston	308,074	74%	308,074	73%	255,142	88%
San Antonio	239,879	100%	108,112	99%	43,843	100%
New York Metro	218,448	83%	121,530	79%	121,434	87%
Phoenix	215,892	100%	215,892	94%	147,931	100%
Chicago	136,306	86%	111,660	82%	95,024	89%
Austin	105,610	59%	105,610	50%	121,833	47%
Raleigh-Durham	64,559	80%	—	n/a	—	n/a
International	13,200	74%	13,200	70%	13,200	80%
Total	2,476,562	88%	2,079,502	85%	1,607,470	89%
Stabilized Properties(c)	2,292,927	92%	1,895,867	92%

(a)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(b)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(c)	Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized.

CyrusOne Inc.
2017 Guidance

Category	Original 2017 Guidance(1)	Revised 2017 Guidance(1)
Total Revenue	$663 - 678 million	$666 - 681 million
Base Revenue	$588 - 598 million	$591 - 601 million
Metered Power Reimbursements	$75 - 80 million	$75 - 80 million
Adjusted EBITDA	$359 - 369 million	$364 - 374 million
Normalized FFO per diluted common share	$2.85 - 2.95	$2.95 - 3.05
Capital Expenditures	$550 - 600 million	$600 - 650 million
Development	$545 - 590 million	$595 - 640 million
Recurring	$5 - 10 million	$5 - 10 million

(1)Full year 2017 guidance includes the impact of the Sentinel data center acquisition from 3/1-12/31.

The annual guidance provided above represents forward-looking statements, which are based on current economic conditions, internal assumptions about the Company's existing customer base and the supply and demand dynamics of the markets in which CyrusOne operates.

CyrusOne does not provide reconciliations for the non-GAAP financial measures included in the annual guidance provided above due to the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliations, including net income (loss) and adjustments that could be made for transaction and acquisition integration costs, legal claim costs, lease exit costs, asset impairments and loss on disposals and other charges in its reconciliation of historic numbers, the amount of which, based on historical experience, could be significant.

CyrusOne Inc.
Data Center Portfolio
As of March 31, 2017
(Unaudited)

			Operating Net Rentable Square Feet (NRSF)(a)							Powered Shell Available for Future Development (NRSF)(k)	Available Critical Load Capacity (MW)(l)
Stabilized Properties(b)	Metro Area	Annualized Rent(c)	Colocation Space (CSF)(d)	CSF Leased(e)	CSF Utilized(f)	Office & Other(g)	Office & Other Leased (h)	Supporting Infrastructure(i)	Total(j)
Dallas - Carrollton	Dallas	$53,548,867	235,733	88%	88%	64,317	61%	100,844	400,894	27,000	26
Houston - Houston West I	Houston	44,292,523	112,133	96%	97%	11,163	99%	37,243	160,539	3,000	28
Dallas - Lewisville*	Dallas	36,472,286	114,054	96%	96%	11,374	89%	54,122	179,550	—	21
Cincinnati - 7th Street***	Cincinnati	34,495,475	178,997	91%	91%	5,744	100%	167,241	351,982	46,000	13
Northern Virginia - Sterling II	Northern Virginia	31,471,220	158,998	100%	100%	8,651	100%	55,306	222,955	—	30
Totowa - Madison**	New York Metro	26,058,138	51,290	86%	87%	22,477	100%	58,964	132,731	—	6
Somerset I	New York Metro	25,645,209	96,918	86%	86%	26,613	85%	88,991	212,522	2,000	11
Cincinnati - North Cincinnati	Cincinnati	25,303,075	65,303	97%	97%	44,886	72%	52,950	163,139	65,000	14
Wappingers Falls I**	New York Metro	24,271,680	37,000	95%	96%	20,167	97%	15,077	72,244	—	3
Chicago - Aurora I	Chicago	23,476,851	113,008	93%	93%	34,008	100%	223,478	370,494	27,000	71
Houston - Houston West II	Houston	23,069,910	79,540	93%	93%	3,355	74%	55,023	137,918	12,000	12
San Antonio I	San Antonio	21,757,208	43,891	99%	99%	5,989	83%	45,650	95,530	11,000	12
Phoenix - Chandler II	Phoenix	19,375,295	74,058	100%	100%	5,639	38%	25,519	105,216	—	12
Houston - Galleria	Houston	18,548,913	63,469	62%	62%	23,259	51%	24,927	111,655	—	14
Raleigh-Durham I	Raleigh-Durham	15,274,231	64,559	80%	80%	9,507	100%	82,119	156,185	257,000	10
Florence	Cincinnati	15,100,422	52,698	100%	100%	46,848	87%	40,374	139,920	—	9
Northern Virginia - Sterling I	Northern Virginia	14,498,072	77,961	98%	98%	5,618	77%	48,598	132,177	—	12
Austin II	Austin	14,464,696	43,772	94%	94%	1,821	100%	22,433	68,026	—	5
Phoenix - Chandler I	Phoenix	13,222,530	73,921	92%	100%	34,582	12%	38,572	147,075	31,000	16
San Antonio II	San Antonio	12,886,504	64,221	100%	100%	11,255	100%	41,127	116,603	—	12
Phoenix - Chandler III	Phoenix	11,585,765	67,913	93%	100%	2,440	—%	30,415	100,768	—	14
Cincinnati - Hamilton*	Cincinnati	8,991,791	46,565	77%	77%	1,077	100%	35,336	82,978	—	10
Northern Virginia - Sterling III	Northern Virginia	7,097,032	79,122	100%	100%	7,264	100%	33,603	119,989	—	15
Dallas - Midway**	Dallas	5,354,114	8,390	100%	100%	—	—%	—	8,390	—	1
Cincinnati - Mason	Cincinnati	5,237,121	34,072	100%	100%	26,458	98%	17,193	77,723	—	4
Stamford - Riverbend**	New York Metro	4,962,496	20,000	29%	31%	—	—%	8,484	28,484	—	2
London - Great Bridgewater**	International	4,352,018	10,000	85%	91%	—	—%	514	10,514	—	1
San Antonio III	San Antonio	3,636,000	131,767	100%	100%	9,309	100%	43,126	184,202	—	24
Norwalk I**	New York Metro	3,370,835	13,240	83%	85%	4,085	72%	40,610	57,935	87,000	2
Dallas - Marsh**	Dallas	2,473,978	4,245	100%	100%	—	—%	—	4,245	—	1
Chicago - Lombard	Chicago	2,176,790	13,516	61%	61%	4,115	100%	12,230	29,861	29,000	3
Northern Virginia - Sterling IV	Northern Virginia	1,709,689	40,670	100%	100%	5,523	100%	32,433	78,626	14,000	6
Stamford - Omega**	New York Metro	1,617,482	—	—%	—%	18,552	87%	3,796	22,348	—	—
Totowa - Commerce**	New York Metro	640,429	—	—%	—%	20,460	41%	5,540	26,000	—	—
Cincinnati - Blue Ash*	Cincinnati	555,092	6,193	36%	36%	6,821	100%	2,165	15,179	—	1
South Bend - Crescent*	Chicago	553,705	3,432	43%	43%	—	—%	5,125	8,557	11,000	1
Houston - Houston West III	Houston	482,491	—	—%	—%	9,095	100%	10,652	19,747	209,000	—
Singapore - Inter Business Park**	International	317,006	3,200	22%	22%	—	—%	—	3,200	—	1
South Bend - Monroe	Chicago	167,576	6,350	22%	22%	—	—%	6,478	12,828	4,000	1
Cincinnati - Goldcoast	Cincinnati	96,089	2,728	—%	—%	5,280	100%	16,481	24,489	14,000	1
Stabilized Properties - Total		$558,610,604	2,292,927	92%	92%	517,752	77%	1,582,739	4,393,418	849,000	420

Pre-Stabilized Properties(b)
Austin III	Austin	5,598,477	61,838	19%	33%	15,055	44%	20,629	97,522	67,000	3
Dallas - Carrollton (DH #5)	Dallas	4,525,493	68,865	54%	66%	—	—%	10,539	79,404	—	6
Houston - Houston West III (DH #1)	Houston	1,001,862	52,932	10%	10%	—	—%	21,992	74,924	—	6
All Properties - Total		$569,736,436	2,476,562	87%	88%	532,807	77%	1,635,899	4,645,268	916,000	435

*	Indicates properties in which we hold a leasehold interest in the building shell and land. All data center infrastructure has been constructed by us and owned by us.

**	Indicates properties in which we hold a leasehold interest in the building shell, land, and all data center infrastructure.
*** The information provided for the Cincinnati - 7th Street property includes data for two facilities, one of which we lease and one of which we own.

(a)	Represents the total square feet of a building under lease or available for lease based on engineers' drawings and estimates but does not include space held for development or space used by CyrusOne.

(b)
Stabilized properties include data halls that have been in service for at least 24 months or are at least 85% utilized. Pre-stabilized properties include data halls that have been in service for less than 24 months and are less than 85% utilized.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2017, multiplied by 12. For the month of March 2017, customer reimbursements were $62.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2015 through March 31, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2017 was $607.4 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2017 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	CSF represents the NRSF at an operating facility that is currently leased or readily available for lease as colocation space, where customers locate their servers and other IT equipment.

(e)
Percent leased is determined based on CSF being billed to customers under signed leases as of March 31, 2017 divided by total CSF. Leases signed but not commenced as of March 31, 2017 are not included.

(f)	Utilization is calculated by dividing CSF under signed leases for colocation space (whether or not the lease has commenced billing) by total CSF.

(g)	Represents the NRSF at an operating facility that is currently leased or readily available for lease as space other than CSF, which is typically office and other space.

(h)
Percent leased is determined based on Office & Other space being billed to customers under signed leases as of March 31, 2017 divided by total Office & Other space. Leases signed but not commenced as of March 31, 2017 are not included.

(i)	Represents infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(j)	Represents the NRSF at an operating facility that is currently leased or readily available for lease. This excludes existing vacant space held for development.

(k)	Represents space that is under roof that could be developed in the future for operating NRSF, rounded to the nearest 1,000.

(l)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

CyrusOne Inc.
NRSF Under Development
As of March 31, 2017
(Dollars in millions)
(Unaudited)

			NRSF Under Development(a)						Under Development Costs(b)
Facilities	Metropolitan Area	Estimated Completion Date	Colocation Space (CSF)	Office & Other	Supporting Infrastructure	Powered Shell(b)	Total	Critical Load MW Capacity(c)	Actual to Date(d)	Estimated Costs to Completion(e)	Total
Cincinnati - 7th Street	Cincinnati	2Q'17	18,000	—	8,000	—	26,000	3.0	$—	$12-13	$12-13
Phoenix - Chandler IV	Phoenix	2Q'17	73,000	3,000	27,000	—	103,000	12.0	27	25-28	52-55
Northern Virginia - Sterling IV	Northern Virginia	2Q'17	27,000	—	2,000	—	29,000	9.0	1	37-41	38-42
San Antonio IV	San Antonio	3Q'17	60,000	16,000	21,000	—	97,000	12.0	—	56-62	56-62
Phoenix - Chandler V	Phoenix	3Q'17	—	—	—	185,000	185,000	—	2	17-19	19-21
Phoenix - Chandler VI	Phoenix	3Q'17	74,000	—	23,000	96,000	193,000	12.0	—	60-67	60-67
Northern Virginia - Sterling V	Northern Virginia	3Q'17	159,000	1,000	101,000	380,000	641,000	24.0	52	116-129	168-181
Chicago - Aurora II	Chicago	3Q'17	77,000	10,000	14,000	272,000	373,000	16.0	9	86-95	95-104
Dallas - Carrollton	Dallas	3Q'17	116,000	—	21,000	—	137,000	6.0	1	38-41	39-42
Total			604,000	30,000	217,000	933,000	1,784,000	94.0	$92	$447-495	$539-587

(a)
Represents NRSF at a facility for which activities have commenced or are expected to commence in the next 2 quarters to prepare the space for its intended use. Estimates and timing are subject to change.

(b)	Represents NRSF under construction that, upon completion, will be powered shell available for future development into operating NRSF.

(c)
Critical load capacity represents the aggregate power available for lease and exclusive use by customers expressed in terms of megawatts. The capacity reported is for non-redundant megawatts, as we can develop flexible solutions to our customers at multiple resiliency levels. Does not sum to total due to rounding.

(d)	Actual to date is the cash investment as of March 31, 2017. There may be accruals above this amount for work completed, for which cash has not yet been paid.

(e)	Represents management’s estimate of the total costs required to complete the current NRSF under development. There may be an increase in costs if customers require greater power density.

CyrusOne Inc.
Land Available for Future Development (Acres)
As of March 31, 2017
(Unaudited)

As of
Market	March 31, 2017
Cincinnati	98
Dallas	—
Houston	20
Northern Virginia	16
Austin	22
Phoenix	39
San Antonio	—
Chicago	23
New York Metro	—
International	—
Total Available	218

CyrusOne Inc.
Leasing Statistics - Lease Signings
As of March 31, 2017
(Dollars in thousands)
(Unaudited)

Period	Number of Leases(a)(f)	Total CSF Signed(b)(f)	Total kW Signed(c)(f)	Total MRR Signed ($000)(d)(f)	Weighted Average Lease Term(e)(f)
1Q'17	480	148,000	18,259	$2,632	103
Prior 4Q Avg.	371	160,500	22,927	$3,079	96
4Q'16	358	74,000	9,038	$1,590	63
3Q'16	389	105,000	16,930	$2,250	63
2Q'16	363	282,000	40,272	$4,866	112
1Q'16	375	181,000	25,468	$3,610	144

(a)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces, and a customer could have multiple leases.

(b)	CSF represents the NRSF at an operating facility that is leased as colocation space, where customers locate their servers and other IT equipment.

(c)
Represents maximum contracted kW that customers may draw during lease period. Additionally, we can develop flexible solutions for our customers at multiple resiliency levels, and the kW signed is unadjusted for this factor.

(d)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each quarter.

(e)	Calculated on a CSF-weighted basis.

(f)	1Q'16 includes the CME lease. Non-CME signings represent approximately 60% of total CSF, kW, and MRR signed.

CyrusOne Inc.
New MRR Signed - Existing vs. New Customers
As of March 31, 2017
(Dollars in thousands)
(Unaudited)

(a)
Monthly recurring rent is defined as the average monthly contractual rent during the term of the lease. It includes the monthly impact of installation charges of approximately $0.1 million in each of 2Q'15-1Q'17. 1Q'16 includes the CME lease, with non-CME signings representing approximately 60% of total MRR signed.

CyrusOne Inc.
Customer Sector Diversification(a)
As of March 31, 2017
(Unaudited)

	Principal Customer Industry	Number of Locations	Annualized Rent(b)	Percentage of Portfolio Annualized Rent(c)	Weighted Average Remaining Lease Term in Months(d)
1	Information Technology	8	$79,135,703	13.9%	90.9
2	Financial Services	1	20,799,563	3.7%	168.0
3	Information Technology	2	19,377,348	3.4%	95.8
4	Telecommunication Services	2	15,610,577	2.7%	18.1
5	Healthcare	2	14,262,081	2.5%	129.0
6	Research and Consulting Services	3	14,173,261	2.5%	46.2
7	Energy	5	13,371,423	2.3%	16.6
8	Energy	1	12,673,272	2.2%	35.1
9	Industrials	4	11,456,053	2.0%	27.1
10	Telecommunication Services	7	10,527,010	1.9%	13.5
11	Information Technology	2	8,322,296	1.5%	62.9
12	Financial Services	2	7,074,147	1.2%	75.1
13	Energy	2	6,999,077	1.2%	16.4
14	Financial Services	1	6,600,225	1.2%	38.0
15	Information Technology	3	5,921,013	1.0%	131.3
16	Information Technology	5	5,821,907	1.0%	51.4
17	Telecommunication Services	5	5,610,348	1.0%	25.1
18	Consumer Staples	4	5,241,430	0.9%	46.8
19	Financial Services	3	5,091,124	0.9%	5.3
20	Financial Services	1	4,971,029	0.9%	56.0
			$273,038,887	47.9%	71.9

(a)	Customers and their affiliates are consolidated.

(b)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2017, multiplied by 12. For the month of March 2017, customer reimbursements were $62.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2015 through March 31, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2017 was $607.4 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2017 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(c)	Represents the customer’s total annualized rent divided by the total annualized rent in the portfolio as of March 31, 2017, which was approximately $569.7 million.

(d)
Weighted average based on customer’s percentage of total annualized rent expiring and is as of March 31, 2017, assuming that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised because such payments approximate the profitability margin of leasing that space to the customer, such that we do not consider early termination to be economically detrimental to us.

CyrusOne Inc.
Lease Distribution
As of March 31, 2017
(Unaudited)

NRSF Under Lease(a)	Number of Customers(b)	Percentage of All Customers	Total Leased NRSF(c)	Percentage of Portfolio Leased NRSF	Annualized Rent(d)	Percentage of Annualized Rent
0-999	678	71%	140,535	4%	$67,541,547	12%
1,000-2,499	110	11%	170,122	4%	36,872,166	6%
2,500-4,999	70	7%	246,793	6%	46,849,856	8%
5,000-9,999	36	4%	242,654	6%	50,665,946	9%
10,000+	71	7%	3,182,485	80%	367,806,921	65%
Total	965	100%	3,982,589	100%	$569,736,436	100%

(a)	Represents all leases in our portfolio, including colocation, office and other leases.

(b)
Represents the number of customers occupying data center, office and other space as of March 31, 2017. This may vary from total customer count as some customers may be under contract, but have yet to occupy space.

(c)
Represents the total square feet at a facility under lease and that has commenced billing, excluding space held for development or space used by CyrusOne. A customer’s leased NRSF is estimated based on such customer’s direct CSF or office and light-industrial space plus management’s estimate of infrastructure support space, including mechanical, telecommunications and utility rooms, as well as building common areas.

(d)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2017, multiplied by 12. For the month of March 2017, customer reimbursements were $62.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2015 through March 31, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2017 was $607.4 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2017 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

CyrusOne Inc.
Lease Expirations
As of March 31, 2017
(Unaudited)

Year(a)	Number of Leases Expiring(b)	Total Operating NRSF Expiring	Percentage of Total NRSF	Annualized Rent(c)	Percentage of Annualized Rent	Annualized Rent at Expiration(d)	Percentage of Annualized Rent at Expiration
Available		662,679	14%
Month-to-Month	401	33,079	1%	$9,351,536	2%	$9,551,757	1%
2017	1,424	337,081	7%	57,867,443	10%	58,191,033	9%
2018	1,625	469,567	10%	122,936,910	22%	124,992,353	19%
2019	1,048	428,965	9%	70,571,390	12%	74,839,117	11%
2020	665	416,503	9%	54,342,873	10%	57,733,918	9%
2021	505	432,833	9%	65,687,866	12%	89,555,305	14%
2022	87	241,966	5%	19,355,676	3%	21,162,200	3%
2023	72	101,987	2%	9,314,331	2%	12,460,855	2%
2024	26	131,801	3%	19,491,573	3%	22,519,581	3%
2025	36	180,338	4%	25,651,350	4%	31,180,228	5%
2026	22	574,659	13%	64,966,145	11%	83,011,981	13%
2027 - Thereafter	30	633,810	14%	50,199,343	9%	76,001,090	11%
Total	5,941	4,645,268	100%	$569,736,436	100%	$661,199,418	100%

(a)
Leases that were auto-renewed prior to March 31, 2017 are shown in the calendar year in which their current auto-renewed term expires. Unless otherwise stated in the footnotes, the information set forth in the table assumes that customers exercise no renewal options and exercise all early termination rights that require payment of less than 50% of the remaining rents. Early termination rights that require payment of 50% or more of the remaining lease payments are not assumed to be exercised.

(b)	Number of leases represents each agreement with a customer. A lease agreement could include multiple spaces and a customer could have multiple leases.

(c)
Represents monthly contractual rent (defined as cash rent including customer reimbursements for metered power) under existing customer leases as of March 31, 2017, multiplied by 12. For the month of March 2017, customer reimbursements were $62.3 million annualized and consisted of reimbursements by customers across all facilities with separately metered power. Customer reimbursements under leases with separately metered power vary from month-to-month based on factors such as our customers' utilization of power and the suppliers' pricing of power. From April 1, 2015 through March 31, 2017, customer reimbursements under leases with separately metered power constituted between 10.6% and 12.6% of annualized rent. After giving effect to abatements, free rent and other straight-line adjustments, our annualized effective rent as of March 31, 2017 was $607.4 million. Our annualized effective rent was greater than our annualized rent as of March 31, 2017 because our positive straight-line and other adjustments and amortization of deferred revenue exceeded our negative straight-line adjustments due to factors such as the timing of contractual rent escalations and customer prepayments for services.

(d)	Represents the final monthly contractual rent under existing customer leases that had commenced as of March 31, 2017, multiplied by 12.